As filed with the United States Securities and Exchange Commission on August 5, 2026

Registration No: 333-297729

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

pre-effective Amendment no.2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOXABL INC.

(Exact name of registrant as specified in its charter)

Texas	86-2579471
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5345 E. N. Belt Road
North Las Vegas, Nevada 89115
(702) 500-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paolo Tiramani
Co-Chief Executive Officer
5345 E. N. Belt Road
North Las Vegas, Nevada 89115
(702) 500-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Michael J. Blankenship
Winston Taylor LLP
800 Capitol Street, Suite 2400
Houston, TX 77002
Tel: 713-651-2678

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-297729) (the “Registration Statement”) is being filed for the following purposes: (i) to update the “Experts” section of the Registration Statement; (ii) to amend Item 16 of Part II to file Exhibit 23.3 (Consent of Fruci & Associates II, PLLC); and (iii) to register an additional 15,092 shares of Class A common stock for resale by selling stockholder Ramnarain Joseph Jaigobind, bringing the total number of shares registered for resale on his behalf under the Registration Statement to 102,982 shares, as reflected in the updated Calculation of Filing Fee Table filed as Exhibit 107 to this Amendment. The registration fee for such additional shares has been calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended. Except as described herein, the remainder of the Registration Statement remains unchanged.

On August 4, 2025, FG Merger II Corp., a Nevada corporation (“FGMC”), FG Merger Sub II Inc., a Nevada corporation and wholly owned subsidiary of FGMC (“Merger Sub”), and BOXABL Inc., a Nevada corporation (“BOXABL”), entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”), providing for a two-step business combination (the “Business Combination”). Under the Merger Agreement, Merger Sub merged with and into BOXABL, with BOXABL surviving as a wholly owned subsidiary of FGMC, and immediately thereafter BOXABL merged with and into FGMC, with FGMC continuing as the surviving public company. In connection with the Business Combination, FGMC converted from a Nevada corporation to a Texas corporation and changed its name to BOXABL Inc.

Except as otherwise indicated or as the context otherwise requires, references in this prospectus to ‘we,’ ‘us,’ ‘our’ and ‘our company’ refer (i) prior to the completion of the Business Combination, to BOXABL Inc., a Nevada corporation, and (ii) following the completion of the Business Combination, to BOXABL Inc., a Texas corporation (formerly known as FG Merger II Corp.), and its subsidiaries, taken as a whole.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS DATED August 5, 2026

SUBJECT TO COMPLETION

$500,000,000

BOXABL Inc.

Class A common stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Units
and
Up to 3,325,380 Shares of Class A Common Stock Offered by the Selling Securityholders

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. In addition, the selling securityholders identified in this prospectus may offer and sell from time to time up to 3,325,380 shares of our Class A common stock covered by this prospectus. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $500,000,000.

The securities may be sold directly to you, through agents or through underwriters and dealers. Shares offered by the selling securityholders may be sold from time to time by the selling securityholders or their pledgees, donees, transferees or other successors in interest. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “BXBL.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities in primary offerings pursuant to this prospectus with a value more than one-third of the aggregate market value of our outstanding Class A common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our outstanding Class A common stock held by non-affiliates is less than $75.0 million. In the event that subsequent to the effective date of the registration statement of which this prospectus forms a part, the aggregate market value of our outstanding Class A common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on primary offerings shall not apply to additional sales made pursuant to this prospectus. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior twelve calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price up to $500,000,000, and the selling securityholders named in this prospectus may from time to time offer and sell up to 3,325,380 shares of our Class A common stock covered by this prospectus.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, and to the extent required each time the selling securityholders offer and sell shares, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections of this prospectus titled “Where You Can Find More Information” and “Documents Incorporated by Reference.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Industry and Market Data

We are responsible for the information contained in or incorporated by reference into this prospectus. This prospectus includes or incorporates by reference industry and market data that we obtained from third-party reports, studies and surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections included in these sources are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data contained in or incorporated by reference into this prospectus involve risks and uncertainties that are subject to change based on various factors, including those discussed in or incorporated by reference into the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

Trademarks, Trade Names and Service Marks

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus or in the documents incorporated by reference into this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus or in the documents incorporated by reference into this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement and the other documents incorporated by reference into this prospectus. You should carefully read the entire prospectus and the other documents incorporated by reference into this prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, and documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference into this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our” and “our company” refer, collectively, to BOXABL Inc., a Texas corporation, and its subsidiaries taken as a whole.

Overview

We are a modular construction and manufactured housing company on a mission to revolutionize building construction by creating superior residential and commercial buildings that can be completed in far less time and at lower cost than traditional construction. Our core products consist of factory-assembled room modules (“Boxes”) that fold down for efficient shipping and can be quickly deployed, stacked and/or connected on site, enabling homebuilders and developers to dramatically reduce build time and costs with increased quality. Our flagship product, the “Casita,” is a 361 square foot building module featuring a full-size kitchen, bedroom, bathroom, and living area. We have also developed our Phase 2 Modular Building System, comprising Boxes in varying dimensions designed for single-family dwellings, townhouses, and low-rise apartment buildings. As of July 23, 2026, we have manufactured 816 Casitas and completed delivery of 325 Casitas in 10 states.

Our patented folding and shipping technology enables us to transport our building solutions on existing roadways at low cost, avoiding oversized loads. Our Boxes are assembled in a controlled factory setting, improving overall safety and quality control. We have secured state modular housing approvals in California, Nevada, New Mexico, South Carolina and Texas. We also sell products in states that do not currently have state-regulated modular programs. We believe our technology positions us to address the growing demand for affordable, attainable housing across multiple markets, including accessory dwelling units (“ADUs”), single-family residential, multi-family residential, commercial, military, and disaster relief applications.

Our manufacturing facilities are located in North Las Vegas, Nevada, comprising three leased premises totaling approximately 421,823 square feet. We continue to evaluate expansion into additional manufacturing facilities in other geographic regions, subject to demand for our products and market conditions.

Corporate Information

Our principal executive offices are located at 5345 E. N. Belt Road, North Las Vegas, Nevada 89115 and our telephone number is (702) 500-9000. We maintain a website at www.boxabl.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

The Securities That May Be Offered

We may offer or sell Class A common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $500,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

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The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

In addition, this prospectus covers the resale from time to time by the selling securityholders named in this prospectus of up to 3,325,380 shares of our Class A common stock, consisting of shares held by FGMC’s former sponsor and its affiliates, and FGMC’s directors and officers prior to the Business Combination (FGMC insiders) and certain other securityholders, including shares issuable upon conversion of rights and upon exercise of warrants, in each case as described under “Selling Securityholders.”

Class A common stock

We may offer our Class A common stock either alone or underlying other registered securities convertible into our Class A common stock. Each holder of Class A common stock is entitled to one vote per share. The holders of Class A common stock have no preemptive rights.

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of Class A common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. We have never declared or paid cash dividends on our Class A common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our Class A common stock in the near future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Class A common stock.

Depositary Shares

We may issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts. Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Class A common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into our Class A common stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

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Warrants

We may offer warrants for the purchase of Class A common stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.

Subscription Rights

We may offer subscription rights to purchase our Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Purchase Contracts

We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we may invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We will not receive any proceeds from the sale of shares of Class A common stock by the selling securityholders. We may receive proceeds from the cash exercise of any private warrants originally issued by FGMC that are exercisable to purchase one share of common stock at an exercise price of $15.00 per share (the “$15 Private Warrants”), whose underlying shares are registered for resale under this prospectus, to the extent any such warrants are exercised for cash, but not from any resale of the underlying shares by the selling securityholders.

SELLING SECURITYHOLDERS

The shares of Class A Common Stock being offered by the selling securityholders are those held by FGMC insiders and certain other securityholders in connection with FGMC’s initial public offering and the Business Combination involving FG Merger II Corp., FG Merger Sub II Inc. and BOXABL Inc., including shares issuable upon conversion of rights and upon exercise of warrants. For additional information regarding the Business Combination and the shares of Class A common stock being registered for resale, see the section of this prospectus titled “Explanatory Note.” We are registering the shares in order to permit the selling securityholders to offer the shares for resale from time to time.

The table below lists the selling securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of Class A common stock held by each of the selling securityholders.

The selling securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” The percentages of ownership of the selling securityholders in the below table are based upon 9,409,633 shares of Class A common stock outstanding as of August 4, 2026.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After the Offering(1)	Percentage of shares of Common Stock Owned After the Offering*
Andrew B. McIntyre(2)	10,000	10,000	0	0%
Charles Giordano(3)	585	585	0	0%
Chirag Choudhary(4)	2,992	2,992	0	0%
Craig Skop(5)	2,266	2,266	0	0%
D. Kyle Cerminara(6)	100,000	100,000	0	0%
David Nussbaum(7)	1,650	1,650	0	0%
EarlyBirdCapital, Inc.(8)	3,300	3,300	0	0%
Eric Lord(9)	7,084	7,084	0	0%
FG CVR SpinCo LLC(10)	200,000	200,000	0	0%
FG Merger Investors II LLC(11)	2,425,240	2,425,240	0	0%
Hassan R. Baqar(12)	200,000	200,000	0	0%
Jeffrey Singer(13)	132	132	0	0%
Kevin Mangan(14)	5,148	5,148	0	0%
Kolinda Tomasic(15)	110	110	0	0%
Larry G. Swets, Jr.(16)	200,000	200,000	0	0%
Maria Robles(17)	66	66	0	0%
Ndamukong Suh(18)	10,000	10,000	0	0%
Nelson Baquet(19)	132	132	0	0%
Phyllis Henderson(20)	330	330	0	0%
R. Michael Powell(21)	1,650	1,650	0	0%
Ramnarain Joseph Jaigobind(22)	102,982	102,982	0	0%
Richard E. Govignon(23)	10,000	10,000	0	0%
Scott D. Wollney(24)	20,000	20,000	0	0%
Scott Rothbaum(25)	2,288	2,288	0	0%
Steve Levine(26)	1,650	1,650	0	0%
Waverider Partners SPV I-E Manager LLC(27)	10,000	10,000	0	0%
William Baquet(28)	7,775	7,775	0	0%

*	Represents beneficial ownership of less than 1% of our outstanding shares of Class A common stock.
(1)	Assumes the sale of all shares of Class A common stock registered for resale by the applicable selling stockholder pursuant to this prospectus. Each selling stockholder is not obligated to sell any or all of the shares covered by this prospectus, and the actual number and percentage of shares owned after the offering may differ from the amounts shown if a selling stockholder sells fewer than all of its registered shares.
(2)	Represents 10,000 shares of Class A common stock held directly by Andrew B. McIntyre, all of which are being offered for resale pursuant to this prospectus. Mr. McIntyre has served as a member of our board of directors within the past three years. Assuming the sale of all shares offered hereby, Mr. McIntyre will own no shares of Class A common stock after completion of the offering. Mr. McIntyre is not a broker-dealer and is not an affiliate of a broker-dealer.
(3)	Represents 585 shares of Class A common stock held directly by Charles Giordano, all of which are being offered for resale pursuant to this prospectus. Charles Giordano has not held any position or office, and has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, Charles Giordano will own no shares of Class A common stock after completion of the offering. Charles Giordano is not a broker-dealer and is not an affiliate of a broker-dealer.

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(4)	Represents 2,992 shares of class a common stock held directly by Chirag Choudhary, all of which are being offered for resale pursuant to this prospectus. Chirag Choudhary has not held any position or office, and has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, Chirag Choudhary will own no shares of class a common stock after completion of the offering. Chirag Choudhary is not a broker-dealer and is not an affiliate of a broker-dealer.
(5)	Represents 2,266 shares of Class A common stock held directly by Craig Skop, all of which are being offered for resale pursuant to this prospectus. Craig Skop has not held any position or office, and has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, Craig Skop will own no shares of Class A common stock after completion of the offering. Craig Skop is not a broker-dealer and is not an affiliate of a broker-dealer.
(6)	Represents 100,000 shares of Class A common stock held directly by D. Kyle Cerminara, all of which are being offered for resale pursuant to this prospectus. Mr. Cerminara has stated that he served as Senior Advisor to FG Merger II Corp., our predecessor company, for the duration of FGMC’s SPAC term and served as Chairman of the Board of Directors of FGMC from October 2023 to January 2025. Mr. Cerminara is also one of three managers of FG Merger Investors II LLC and one of two members of the management committee of FG CVR SpinCo LLC, each of which is separately named as a selling stockholder in this table, and he disclaims beneficial ownership of the shares held by FG CVR SpinCo LLC. Assuming the sale of all shares offered hereby, Mr. Cerminara will own no shares of Class A common stock directly after completion of the offering. Mr. Cerminara is not a broker-dealer and is not an affiliate of a broker-dealer.
(7)	Represents 1,650 shares of Class A common stock held directly by David Nussbaum, all of which are being offered for resale pursuant to this prospectus. David Nussbaum has not held any position or office, and has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, David Nussbaum will own no shares of Class A common stock after completion of the offering. David Nussbaum is an affiliate of EarlyBirdCapital, Inc., a registered broker-dealer.
(8)	Represents 3,300 shares of Class A common stock held directly by EarlyBirdCapital, Inc., all of which are being offered for resale pursuant to this prospectus. EarlyBirdCapital, Inc. served as a financial advisor to FGMC. Assuming the sale of all shares offered hereby, EarlyBirdCapital, Inc. will own no shares of Class A common stock after completion of the offering. EarlyBirdCapital, Inc., a registered broker-dealer. Voting and investment power over these shares is exercised by David Nussbaum and Steven Levine. Mr. Nussbaum and Mr. Levine disclaim beneficial ownership of these shares.
(9)	Represents 7,084 shares of Class A common stock held directly by Eric Lord, all of which are being offered for resale pursuant to this prospectus. Eric Lord has not held any position or office, and has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, Eric Lord will own no shares of Class A common stock, representing less than 1% of our outstanding Class A common stock, after completion of the offering. Eric Lord is not a broker-dealer and is not an affiliate of a broker-dealer.
(10)	Represents 200,000 shares of Class A common stock held by FG CVR SpinCo LLC, all of which are being offered for resale pursuant to this prospectus. Voting and investment power over these shares is exercised by FG CVR SpinCo LLC’s management committee, which is composed of D. Kyle Cerminara and Larry G. Swets, Jr.; because the committee has only two members and decisions require a majority, action requires the agreement of both. Mr. Cerminara disclaims beneficial ownership of these shares. Other than through Mr. Cerminara’s and Mr. Swets’ individually disclosed relationships with us, FG CVR SpinCo LLC has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, FG CVR SpinCo LLC will own no shares of Class A common stock after completion of the offering. FG CVR SpinCo LLC is not a broker-dealer and is not an affiliate of a broker-dealer.
(11)	Represents 1,425,240 shares of Class A common stock and 1,000,000 shares of Class A common stock issuable upon exercise of warrants exercisable at $15.00 per share, held by FG Merger Investors II LLC (the “Sponsor”), all of which are being offered for resale pursuant to this prospectus. Hassan Raza Baqar and Larry G. Swets, Jr. were officers of FG Merger II Corp. (“FGMC”), our predecessor company, within the past three years, and Messrs. Baqar and Swets, together with D. Kyle Cerminara, are each managers of the Sponsor. Voting and dispositive power over the Sponsor’s shares is shared among Messrs. Baqar, Swets and Cerminara and requires the unanimous consent of the managers to exercise. Messrs. Baqar, Swets and Cerminara are each also named individually as selling stockholders in this table. Assuming the sale of all shares offered hereby, the Sponsor will own no shares of Class A common stock after completion of the offering. The Sponsor is not a broker-dealer and is not an affiliate of a broker-dealer.
(12)	Represents 200,000 shares of Class A common stock held directly by Hassan Raza Baqar, all of which are being offered for resale pursuant to this prospectus. Mr. Baqar served as Chief Financial Officer of FG Merger II Corp. (“FGMC”), our predecessor company, for the duration of FGMC’s SPAC term. Mr. Baqar is also one of three managers of FG Merger Investors II LLC, which is separately named as a selling stockholder in this table, and shares voting and dispositive power over that entity’s shares with its other managers. Assuming the sale of all shares offered hereby, Mr. Baqar will own no shares of Class A common stock directly after completion of the offering. Mr. Baqar is not a broker-dealer and is not an affiliate of a broker-dealer.
(13)	Represents 132 shares of Class A common stock held directly by Jeffrey Singer, all of which are being offered for resale pursuant to this prospectus. Jeffrey Singer has not held any position or office, and has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, Jeffrey Singer will own no shares of Class A common stock after completion of the offering. Jeffrey Singer is not a broker-dealer and is not an affiliate of a broker-dealer.
(14)	Represents 5,148 shares of Class A common stock held directly by Kevin Mangan, all of which are being offered for resale pursuant to this prospectus. Kevin Mangan has not held any position or office, and has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, Kevin Mangan will own no shares of Class A common stock after completion of the offering. Kevin Mangan is not a broker-dealer and is not an affiliate of a broker-dealer.
(15)	Represents 110 shares of Class A common stock held directly by Kolinda Tomasic, all of which are being offered for resale pursuant to this prospectus. Kolinda Tomasic has not held any position or office, and has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, Kolinda Tomasic will own no shares of Class A common stock after completion of the offering. Kolinda Tomasic is not a broker-dealer and is not an affiliate of a broker-dealer.
(16)	Represents 200,000 shares of Class A common stock held directly by Larry G. Swets, Jr., all of which are being offered for resale pursuant to this prospectus. Mr. Swets served as Chief Executive Officer of FG Merger II Corp., our predecessor company, for the duration of FGMC’s SPAC term. Mr. Swets is also one of three managers of FG Merger Investors II LLC and one of two members of the management committee of FG CVR SpinCo LLC, each of which is separately named as a selling stockholder in this table, and shares voting and dispositive power over the shares held by each such entity with its other managers or committee members, as applicable. Assuming the sale of all shares offered hereby, Mr. Swets will own no shares of Class A common stock directly after completion of the offering. Mr. Swets is not a broker-dealer and is not an affiliate of a broker-dealer.
(17)	Represents 66 shares of Class A common stock held directly by Maria Robles, all of which are being offered for resale pursuant to this prospectus. Maria Robles has not held any position or office, and has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, Maria Robles will own no shares of Class A common stock after completion of the offering. Maria Robles is not a broker-dealer and is not an affiliate of a broker-dealer.
(18)	Represents 10,000 shares of Class A common stock held directly by Ndamukong Suh, all of which are being offered for resale pursuant to this prospectus. Mr. Suh has not held any position or office, and has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, Mr. Suh will own no shares of Class A common stock after completion of the offering. Mr. Suh is not a broker-dealer and is not an affiliate of a broker-dealer.
(19)	Represents 132 shares of Class A common stock held directly by Nelson Baquet, all of which are being offered for resale pursuant to this prospectus. Nelson Baquet has not held any position or office, and has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, Nelson Baquet will own no shares of Class A common stock after completion of the offering. Nelson Baquet is not a broker-dealer and is not an affiliate of a broker-dealer.

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(20)	Represents 330 shares of Class A common stock held directly by Phyllis Henderson, all of which are being offered for resale pursuant to this prospectus. Phyllis Henderson has not held any position or office, and has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, Phyllis Henderson will own no shares of Class A common stock after completion of the offering. Phyllis Henderson is not a broker-dealer and is not an affiliate of a broker-dealer.
(21)	Represents 1,650 shares of Class A common stock held directly by R. Michael Powell, all of which are being offered for resale pursuant to this prospectus. R. Michael Powell has not held any position or office, and has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, R. Michael Powell will own no shares of Class A common stock after completion of the offering. R. Michael Powell is an affiliate of EarlyBirdCapital, Inc., a registered broker-dealer.
(22)	Represents 102,982 shares of Class A common stock held directly by Ramnarain Joseph Jaigobind, all of which are being offered for resale pursuant to this prospectus. Ramnarain Joseph Jaigobind has not held any position or office, and has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, Ramnarain Joseph Jaigobind will own no shares of Class A common stock after completion of the offering. Ramnarain Joseph Jaigobind is not a broker-dealer and is not an affiliate of a broker-dealer.
(23)	Represents 10,000 shares of Class A common stock held directly by Richard E. Govignon, all of which are being offered for resale pursuant to this prospectus. Mr. Govignon has served as a member of our board of directors within the past three years. Assuming the sale of all shares offered hereby, Mr. Govignon will own no shares of Class A common stock after completion of the offering. Mr. Govignon is not a broker-dealer and is not an affiliate of a broker-dealer.
(24)	Represents 20,000 shares of Class A common stock held directly by Scott D. Wollney, all of which are being offered for resale pursuant to this prospectus. Mr. Wollney has served as a member of our board of directors within the past three years. Assuming the sale of all shares offered hereby, Mr. Wollney will own no shares of Class A common stock after completion of the offering. Mr. Wollney is not a broker-dealer and is not an affiliate of a broker-dealer
(25)	Represents 2,288 shares of Class A common stock held directly by Scott Rothbaum, all of which are being offered for resale pursuant to this prospectus. Scott Rothbaum has not held any position or office, and has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, Scott Rothbaum will own no shares of Class A common stock after completion of the offering. Scott Rothbaum is not a broker-dealer and is not an affiliate of a broker-dealer.
(26)	Represents 1,650 shares of Class A common stock held directly by Steve Levine, all of which are being offered for resale pursuant to this prospectus. Steve Levine has not held any position or office, and has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, Steve Levine will own no shares of Class A common stock after completion of the offering. Steve Levine is an affiliate of EarlyBirdCapital, Inc., a registered broker-dealer.
(27)	Represents 10,000 shares of Class A common stock held by Waverider Partners SPV I-E Manager LLC, all of which are being offered for resale pursuant to this prospectus. M. Wesley Schrader, as manager of Waverider Partners SPV I-E Manager LLC, holds sole voting and investment power over these shares. Waverider Partners SPV I-E Manager LLC has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, Waverider Partners SPV I-E Manager LLC will own no shares of Class A common stock after completion of the offering. Waverider Partners SPV I-E Manager LLC is not a broker-dealer and is not an affiliate of a broker-dealer.
(28)	Represents 7,775 shares of Class A common stock held directly by William Baquet, all of which are being offered for resale pursuant to this prospectus. William Baquet has not held any position or office, and has had no other material relationship, with us or our predecessors within the past three years. Assuming the sale of all shares offered hereby, William Baquet will own no shares of Class A common stock after completion of the offering. William Baquet is not a broker-dealer and is not an affiliate of a broker-dealer.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on July 23, 2026.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

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General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities, including the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion will be determined;

●	any limit upon the aggregate principal amount of the debt securities;

●	the date or dates on which the principal of the securities of the series is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the right, if any, to defer payments of interest and the maximum length of such deferral period;

●	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option, and the manner in which any election by us to redeem the debt securities will be evidenced;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities (including the terms pertaining to the exchange of any such securities);

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●	if there is more than one trustee or a different trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

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Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

●	we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of their properties to us.

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Events of Default

“Event of default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any default or event of default within 30 days of becoming aware of the occurrence of such default or event of default, which notice will describe in reasonable detail the status of such default or event of default and what action we are taking or propose to take in respect thereof.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

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No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or event of default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a default or event of default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the applicable depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

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We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

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This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

●	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

●	no default or event of default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

●	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

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Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of formation and bylaws, and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

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Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Shares

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

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Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or Class A common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or Class A common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

●	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants are to be sold separately or with other securities as parts of units;

●	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the designation and terms of any equity securities purchasable upon exercise of the warrants;

●	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or Class A common stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or Class A common stock will be separately transferable;

●	the number of shares of preferred stock, the number of depositary shares or the number of shares of Class A common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus titled “Where You Can Find More Information.”

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DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part, the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

●	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

●	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

●	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

●	any provisions relating to any security provided for the purchase contracts;

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

●	whether the purchase contracts will be issued in fully registered or global form; and

●	any other terms of the purchase contracts and any securities subject to such purchase contracts.

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DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase Class A common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus titled “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell securities, and the selling securityholders may sell shares of Class A common stock covered by this prospectus:

●	through underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

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The selling securityholders may sell shares of Class A common stock covered by this prospectus from time to time directly to purchasers, through brokers, dealers, agents or underwriters, through a combination of such methods, in ordinary brokerage transactions, block trades, privately negotiated transactions, transactions on any national securities exchange or market on which the Class A common stock is listed or quoted, or in any other method permitted by applicable law.

The selling securityholders and any broker-dealers, agents or underwriters that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions, concessions or profit on any resale of shares may be deemed underwriting discounts and commissions under the Securities Act.

We will not receive any proceeds from the sale of shares by the selling securityholders. The selling securityholders will bear any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services, except that we may bear certain registration expenses as required by the Registration Rights Agreement or applicable law.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement and in connection with resales of Class A common stock by the selling securityholders described in this prospectus.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices that may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	if applicable, the names of any selling securityholders;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

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If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Winston Taylor LLP. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of BOXABL Inc. for the year ended December 31, 2025 incorporated by reference in this prospectus has been so incorporated in reliance upon the reports of CBIZ CPAs P.C., an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of BOXABL Inc. for the year ended December 31, 2024 incorporated by reference in this prospectus has been so incorporated in reliance upon the reports of Marcum LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of FG Merger II Corp. as of and for the years ended December 31, 2025 and 2024 incorporated by reference in this prospectus have been so incorporated in reliance upon the reports of Fruci & Associates II, PLLC, and independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.boxabl.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 27, 2026;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on May 15, 2026; and

●	our Current Reports on Form 8-K filed with the SEC on February 24, 2026, April 10, 2026, April 21, 2026, May 11, 2026 and July 23, 2026.

Any statement made in a document incorporated by reference into this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus or such prospectus supplement to the extent that a statement contained in this prospectus or such prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to BOXABL Inc., Attn: Secretary, 5345 E. N. Belt Road, North Las Vegas, Nevada 89115, or by calling us at (702) 500-9000.

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$500,000,000

BOXABL Inc.

Class A common stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

Up to 3,325,380 Shares of Class A Common Stock Offered by the Selling Securityholders

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated fees and expenses (except in the case of the SEC registration fee) in connection with the issuance and distribution of the securities being registered.

Amount to be Paid
SEC registration fee	$
Stock exchange listing fee		*
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees and expenses		*
Trustee’s fees and expenses		*
Miscellaneous		*
TOTAL	$	*

* These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Generally, Chapter 8 of the Texas Business Organizations Code, or the TBOC, permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself or herself in good faith, (2) reasonably believed (a) in the case of conduct in his or her official capacity as a director or officer of the corporation, that his or her conduct was in the corporation’s best interest, or (b) in other cases, that his or her conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, did not have reasonable cause to believe that his or her conduct was unlawful.

In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits or otherwise, in the defense of the proceeding.

Our Certificate of Formation limits the liability of directors of the Company to the fullest extent permitted by Texas statutory or decisional law. The TBOC currently prohibits the elimination of personal liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide for indemnification rights to its officers and directors to the fullest extent allowed by Texas law. Pursuant to the TBOC and our Bylaws, the Company will indemnify and, under certain circumstances, advance expenses to, any person who was, is, or is threatened to be named as, a defendant or respondent in a proceeding because that person is or was one of the Company’s directors or officers or because that person served at its request as a present or former partner, director, officer, venturer, proprietor, trustee, employee, administrator or agent of another corporation, limited liability company, partnership, joint venture, trust or other organization or employee benefit plan. The Company will also pay or reimburse expenses incurred by any director or officer in connection with that person’s appearance as a witness or other participation in a proceeding at a time when that person is not a named defendant or respondent in that proceeding.

The TBOC authorizes a Texas corporation to purchase and maintain insurance to indemnify and hold harmless an existing or former director, officer, employee or agent of the corporation or who is or was serving at the corporation as a representative of another foreign or domestic enterprise, organization or employee benefit plan at the request of the corporation as a partner, director, officer, partner, venturer, proprietor, trustee, employee, administrator, or agent, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a person in such capacity, whether or not the corporation would have the power to indemnify him against that liability under Chapter 8 of the TBOC.

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Our Bylaws authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a partner, director, officer, venturer, proprietor, trustee, employee, administrator or agent of another corporation, limited liability company, partnership or other organization or employee benefit plan, against any expense, liability, or loss asserted against and incurred by such person in such capacity or arising out of such person’s status as such, without regard to whether the Company would otherwise have the power to indemnify such person against such expense, liability or loss under our Bylaws or applicable law. In addition, the Company maintains insurance policies, which insures its officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Any repeal or amendment of provisions of our Certificate of Formation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by the TBOC) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Certificate of Formation also permits us, to the extent and in the manner authorized or permitted by the TBOC, to indemnify and to advance expenses to persons other than those specifically covered by our Certificate of Formation.

We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement. *
3.1	Certificate of Formation of BOXABL Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on July 23, 2026).
3.2	Bylaws of BOXABL Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on July 23, 2026).
4.1+	Form of Indenture.
4.2	Form of Debt Security.*
4.3	Form of Warrant Agreement, including form of Warrant Certificate. *
4.4	Form of Subscription Rights Agreement. *
4.5	Form of Purchase Contract. *
4.6	Form of Unit Agreement. *
4.7	Form of Deposit Agreement, including form of Depositary Receipt. *
5.1+	Opinion of Winston Taylor LLP as to the legality of the securities being registered.
23.1+	Consent of CBIZ PCAs P.C., independent registered public accounting firm for BOXABL Inc. (fiscal year ended December 31, 2025).
23.2+	Consent of Marcum LLP, independent registered public accounting firm for BOXABL Inc. (fiscal year ended December 31, 2024).
23.3	Consent of Fruci & Associates II, PLLC, independent registered public accounting firm for FG Merger II Corp. (fiscal years ended December 31, 2025 and December 31, 2024).
23.4+	Consent of Winston Taylor LLP (included in Exhibit 5.1).
24.1+	Power of Attorney (included on the signature page of this registration statement).
25.1	Statement of Eligibility of Trustee on Form T-1**
107	Calculation of Filing Fee Table

* To be filed, if applicable, by amendment or incorporated by reference pursuant to a Current Report on Form 8-K.

** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

+ Previously filed

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Las Vegas, Nevada, on August 5, 2026.

BOXABL INC.

By:	/s/ Galiano Tiramani
Name:	Galiano Tiramani
Title:	Co-Chief Executive Officer
(Principal Executive Officer)

Signatures	Title	Date

*	Co-Chief Executive Officer, Chief Engineering and Strategy Officer, and Executive Chairman
Paolo Tiramani	(Principal Executive Officer)	August 5, 2026

/s/ Galiano Tiramani	Co-Chief Executive Officer, Chief Marketing
Galiano Tiramani	and Strategy Officer, and Director	August 5, 2026
(Principal Executive Officer)

*	Chief Financial Officer (Principal Financial and
Martin Noe Costas	Accounting Officer)	August 5, 2026

*	Director
Dr. Morris A. Davis		August 5, 2026

*	Director
Zvi Yemini		August 5, 2026

* By:	/s/ Galiano Tiramani
Galiano Tiramani
Attorney-in-Fact

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